UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K/A Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2009

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code) (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note.

The purpose of this Amendment No. 1 is to revise the exhibit and the exhibit table to show that portions of the agreement have been redacted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

Item 1.01    Entry into a Material Definitive Agreement.

On April 6, 2009, American Petro-Hunter, Inc. (the “Company”) entered into a Participation Agreement with Archer Exploration, Inc. (“Archer”) to participate in the drilling for oil on a prospect located in Stanislaus County, California.  Pursuant to the Agreement, the Company paid to Archer $200,000 for all costs in connection with the acquisition and operation of the prospect until completion of an initial test well in exchange for a 25% working interest in the prospect.  The assignment of the 25% interest will only be made upon the successful completion of the initial test well.  The Company is also responsible for 25% of all expenditures in connection with the development and operation of the prospect for drilling.  The Company may elect not to participate in additional expenditures in connection with the prospect at which time the Company will forfeit any interests it has in the prospect.

The Participation Agreement is attached to this report as an Exhibit, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1 +	Participation Agreement with Archer Exploration, Inc. dated April 6, 2009.

+ Confidential treatment requested as to certain portions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC., a Nevada Corporation

Dated: June 25, 2009	/s/ Robert B. McIntosh
Robert B. McIntosh, President